Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-238177, 333-218061, 333-149950, 333-168848 and 333-196193) of Information Services Group, Inc. of our report dated March 12, 2021 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Stamford, Connecticut

March 12, 2021